Exhibit 99.1

Media contact: Neil Nissan
800.559.3853

Analysts contact: Jack Sullivan
980.373.3564

July 19, 2021

Duke Energy responds to Elliott Management’s latest letter
•Duke Energy’s management team has the unanimous support of Duke’s Board of Directors
•Duke Energy’s total shareholder return has outperformed its industry peers, currently trades at a premium
•Duke Energy’s independent, diverse Board has overseen significant growth at the company

CHARLOTTE, N.C. – Below is Duke Energy’s (NYSE: DUK) statement in response to Elliott Management’s announcement today:

The new Elliott Management letter to the Board of Directors is the latest attempt to push its short-term agenda at the expense of long-term shareholder value as well as the interests of Duke Energy’s employees and the communities it serves.

Duke Energy remains open to value-creating ideas in the company’s pursuit of continuous operational improvement and frequently engages with shareholders for their input, including a good faith engagement with Elliott over the last 12 months. However, Elliott has again failed to provide any concrete and specific ideas to increase shareholder value, choosing instead to launch public attacks supported by cherry-picked data and anonymous sources. Duke remains focused on delivering long-term value and growth to customers and investors in all jurisdictions.

This announcement is similar to earlier Elliott plans that failed to gain support. Elliott first proposed a preferential equity scheme in which the company would issue up to $7 billion of deeply discounted equity to Elliott and its hedge fund allies, which would materially dilute Duke’s existing shareholders. After that was rejected by the Duke Energy Board, Elliott then publicly advocated for an illogical, complex three-way breakup of the company.

Elliott’s “shrink-the-company” break-up proposal collapsed immediately because it was financially unsound and ran counter to the strategic direction of the entire industry. Over the past several months, Duke Energy’s management team has been in active dialogue with the equity analyst community and institutional shareholders. Our largest investors, as well as analysts, public officials, and other stakeholders were near universal in their rejection of the hedge fund’s unsound plan.

Now, Elliott is taking aim at Duke Energy’s leadership to find a way to force a shareholder-value-destroying plan that has no support.

Duke Energy’s management team and Board are focused on executing on its long-term strategy, which enjoys broad and deep shareholder and stakeholder support, and continuing to deliver customer benefits and create jobs in the communities the company serves. Duke Energy and its Board will always advocate for the best long-term interests of its shareholders and other stakeholders over any narrow special or short-term interest.

Elliott’s attempt to undermine Duke Energy’s leadership team ignores the diverse and experienced professional talent that drives this company and is silent on the significant accomplishments it has achieved.

Duke Energy is now leading the largest, most ambitious clean energy transition in North America, in collaboration with all stakeholders across all of Duke’s service territories. As a result of successfully positioning the company for this transition, coupled with disciplined top tier cost efficiency and operational excellence, Duke Energy’s Total Shareholder Return (TSR) over the last several years has outperformed peers across the regulated utility industry and Duke is currently trading at a premium valuation. Duke Energy’s 3-year Total Shareholder Return of 47% exceeds that of the UTY Index (43%) and the S&P Utility Index (40%)1.

The management team has completed a multi-year transformation of Duke Energy’s business portfolio, including divesting its international business, reducing its commercial business exposure and executing the highly successful acquisition of Piedmont Natural Gas, which has generated outstanding results.

In addition, the company has recently achieved several milestone events that provide certainty for growth, including landmark settlements with North Carolina to close all coal ash basins and the pending sale of a minority stake in Duke Energy Indiana at an attractive valuation that satisfies the company’s equity needs while allowing the company to increase its long-term adjusted EPS growth rate to 5% to 7% through 2025.

Duke’s Board of Directors has overseen the company’s strong track record of delivering value to its customers, communities, and shareholders, and is committed to best practices in corporate governance.

During the past five years, the Board has consistently refreshed its members and has successfully implemented key strategic initiatives. Nine out of 13 directors were first appointed in the last five years. The number of women represented on Duke Energy’s Board has doubled to four since 2017. The average tenure on the Board is 4.7 years, compared to 6.8 years in the peer set disclosed in Duke’s proxy. Each current Board member has served in senior leadership roles across multiple industries, and seven have deep operational experience in the utility industry.

Duke Energy will continue running the business in the best long-term interests of all shareholders and stakeholders, and not those of a single hedge fund focused only on the short-term and with a decidedly mixed track record in its other interventions in the utility sector. The management team has the full support of the Board, and the company will continue to focus on its long-term strategy of operational excellence, which has helped keep rates below the national average, and the execution of its five-year, $59 billion capital plan.

Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 7.9 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 51,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 27,500 people.
Duke Energy is executing an aggressive clean energy strategy to create a smarter energy future for its customers and communities – with goals of at least a 50 percent carbon reduction by 2030 and net-zero carbon emissions by 2050. The company is a top U.S. renewable energy provider, on track to operate or purchase 16,000 megawatts of renewable energy capacity by 2025. The company also is investing in
1 As of July 16, 2021

major electric grid upgrades and expanded battery storage, and exploring zero-emitting power generation technologies such as hydrogen and advanced nuclear.
Duke Energy was named to Fortune’s 2021 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.
Non-GAAP financial information
This release references the long-term range of annual growth of 5% - 7% through 2025 off the midpoint of 2021 forecasted adjusted EPS guidance range of $5.15. The 5% - 7% annual growth rate increased from 4% - 6%. The forecasted adjusted EPS is a non-GAAP financial measure as it represents basic EPS available to Duke Energy Corporation common stockholders (GAAP reported EPS), adjusted for the per share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments.
Cautionary language concerning forward-looking statements
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "outlook," "guidance," and similar expressions. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These risks and uncertainties are identified and discussed in Duke Energy’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.